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                            INVESTMENT ADVISORY AGREEMENT

                                                   Exhibit (5)(c)

                        (Equity Fund, Short-Term Fixed Income
                    Fund, U.S. Government Securities Fund, Florida
              Tax-Exempt Fund, Small Capitalization Fund, Balanced Fund
                    Managed Bond Fund, International Equity Fund,
                Equity Value Fund, Prime Advantage Institutional Fund
                      and Treasury Advantage Institutional Fund)


          AGREEMENT made as of January 9, 1998 between EMERALD FUNDS, a Massachusetts business trust (herein called the "Trust"), and BARNETT CAPITAL ADVISORS, INC., a wholly-owned indirect subsidiary of Barnett Banks, Inc. (herein called the "Investment Adviser").

          WHEREAS, the Trust is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended ("1940 Act"); and

          WHEREAS, the Trust desires to retain the Investment Adviser to furnish investment advisory and other services to the Trust for certain of the Trust's portfolios, including its Equity Fund, Short-Term Fixed Income Fund, U.S. Government Securities Fund, Florida Tax-Exempt Fund, Small Capitalization Fund, Balanced Fund, Managed Bond Fund, International Equity Fund, Equity Value Fund, Prime Advantage Institutional Fund and Treasury Advantage Institutional Fund ("the Funds") and the Investment Adviser is willing to so furnish such services;

          NOW, THEREFORE, in consideration of the mutual covenants herein contained, it is agreed between the parties hereto as follows:

          1.   APPOINTMENT.

               (a) The Trust hereby appoints the Investment Adviser to act as investment adviser to the Trust's Equity Fund, Short-Term Fixed Income Fund, U.S. Government Securities Fund, Florida Tax-Exempt Fund, Small Capitalization Fund, Balanced Fund, Managed Bond Fund, International Equity Fund, Equity Value Fund, Prime Advantage Institutional Fund and Treasury Advantage Institutional Fund, for the period and on the terms set forth in this Agreement. The Investment Adviser accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.

               (b) In the event that the Trust establishes one or more portfolios other than the Funds with respect to which it desires to retain the Investment Adviser to act as investment adviser hereunder, it shall notify the Investment Adviser in writing. If the Investment Adviser is willing to render such


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services under this Agreement it shall notify the Trust in writing whereupon such portfolio shall become a Fund hereunder and shall be subject to the provisions of this Agreement to the same extent as the Funds named above in subparagraph (a) except to the extent that said provisions (including those relating to the compensation payable by the Fund to the Investment Adviser) are modified with respect to such Fund in writing by the Trust and the Investment Adviser at the time.

               (c) It is understood that the Investment Adviser may from time to time employ or associate with such person or persons as the Investment Adviser may believe to be particularly fitted to assist it in the performance of this Agreement with respect to the International Equity Fund, Equity Value Fund, Prime Advantage Institutional Fund and Treasury Advantage Institutional Fund; provided, however, that the compensation of such person or persons shall be paid by the Investment Adviser. In addition, notwithstanding any such employment or association, the Investment Adviser shall itself (i) in the case of all such Funds (A) establish and monitor general investment criteria and policies for such Funds, (B) review and analyze on a periodic basis such Funds' portfolio holdings and transactions in order to determine their appropriateness in light of such Funds' shareholder base, and (C) review and analyze on a periodic basis the policies established by any sub-adviser for such Funds with respect to the placement of orders for the purchase and sale of portfolio securities; and (ii) in the case of the International Equity Fund and Equity Value Fund (D) provide for the investment of such Funds' cash balances to the extent not provided for by any sub-adviser, (E) review, monitor, analyze and report to the Board of Trustees on the performance of any sub-adviser, (F) recommend, either in its sole discretion or in conjunction with any sub-adviser, potential changes in investment policy, (G) furnish to the Board of Trustees or any sub-adviser reports, statistics and economic information as may be requested, (H) review investments in such Funds on a periodic basis for compliance with such Funds' investment objectives, policies and restrictions as stated in their Prospectuses; and (I) review jointly with any sub-adviser country and regional investment allocation guidelines for such Funds, as well as investment hedging guidelines, if any. Subject to the foregoing, it is agreed that investment advisory services to the International Equity Fund, Equity Value Fund, Prime Advantage Institutional Fund or Treasury Advantage Institutional Fund may be provided by a sub-investment adviser (the "Sub-Adviser") pursuant to a sub-advisory agreement agreeable to the Trust and approved in accordance with the provisions of the 1940 Act (the "Sub-Advisory Agreement").


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          2.   DELIVERY OF DOCUMENTS.

               The Trust has furnished the Investment Adviser with copies properly certified or authenticated of each of the following:

               (a) The Trust's Agreement and Declaration of Trust, as filed with the State Secretary of the Commonwealth of Massachusetts on March 16, 1988, and any amendments thereto (such Agreement and Declaration of Trust, as presently in effect and as it shall from time to time be amended, is herein called the "Declaration of Trust");

               (b)  The Trust's Code of Regulations and any amendments thereto;

               (c) Resolutions of the Trust's Board of Trustees authorizing the appointment of the Investment Adviser and approving this Agreement;

               (d) The Trust's Notification of Registration on Form N-8A under the 1940 Act as filed with the Securities and Exchange Commission on March 21, 1988 and any amendments thereto;

               (e) The Trust's Registration Statement on Form N-1A under the Securities Act of 1933 as amended ("1933 Act") (File No. 33-20658) and under the 1940 Act as filed with the Securities and Exchange Commission on March 21, 1988 and any amendments thereto; and

               (f) The most recent prospectuses of the Funds (such prospectuses together with the related statement of additional information, as presently filed with the Securities and Exchange Commission and all amendments and supplements thereto, are herein called "Prospectuses").

The Trust will furnish the Investment Adviser from time to time with copies of all amendments of or supplements to the foregoing, if any.

          3.   SERVICES.

         Subject to the supervision of the Trust's Board of Trustees, the Investment Adviser will be responsible for the management of, and will provide a continuous investment program for, the investment portfolio of each Fund, including investment research and management with respect to all securities, investments, cash and cash equivalents in the Funds. The Investment Adviser will determine from time to time what


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securities and other investments will be purchased, retained or sold by each of the Funds. The Investment Adviser will provide the services rendered by it under this Agreement in accordance with each Fund's investment objective, policies and restrictions as stated in the Prospectus for each Fund and resolutions of the Trust's Board of Trustees. Without limiting the generality of the foregoing, the Investment Adviser is hereby specifically authorized to invest and reinvest the assets of a Fund, in its discretion as investment adviser, in (i) variable amount demand notes of corporate borrowers held by the Investment Adviser for the investment of monies held by the Investment Adviser in its capacity as fiduciary, agent and custodian and (ii) securities of other investment companies whether or not the same are advised or managed by the Investment Adviser or another affiliated person of the Trust. The Investment Adviser further agrees that it will:

               (a) Establish and monitor investment criteria and policies for each Fund;

               (b) Update each Fund's cash availability throughout the day as required;

               (c) Maintain historical tax lots for each portfolio security held by the Funds;

               (d) Transmit trades to the Trust's custodian for proper settlement;

               (e) Maintain all books and records with respect to each Fund's securities transactions;

               (f) Supply the Trust and its Board of Trustees with reports, statistical data and economic information as requested; and

               (g) Prepare a quarterly broker security transaction summary and monthly security transaction listing for each Fund.

          4.   OTHER COVENANTS.

               The Investment Adviser agrees that it:

               (a) will comply with all applicable Rules and Regulations of the Securities and Exchange Commission and will in addition conduct its activities under this Agreement in accordance with other applicable law;

               (b) will use the same skill and care in providing such services as it uses in providing services to fiduciary accounts for which it has investment responsibilities;



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               (c)  will place orders pursuant to its investment
determinations for each Fund either directly with the issuer or with any broker or dealer. In executing portfolio transactions and selecting brokers or dealers, the Investment Adviser will use its best efforts to seek on behalf of the Funds the best overall terms available. In assessing the best overall terms available for any transaction, the Investment Adviser shall consider all factors that it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. In evaluating the best overall terms available, and in selecting the broker-dealer to execute a particular transaction, the Investment Adviser may also consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) provided to the Funds and other accounts over which the Investment Adviser or an affiliate of the Investment Adviser exercises investment discretion. The Investment Adviser is authorized, subject to the prior approval of the Trust's Board of Trustees, to pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for any of the Funds which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if, but only if, the Investment Adviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer -- viewed in terms of that particular transaction or in terms of the overall responsibilities of the Investment Adviser to the Funds. In addition, the Investment Adviser is authorized to take into account the sale of shares of the Trust in allocating purchase and sale orders for portfolio securities to brokers or dealers (including brokers and dealers that are affiliated with the Investment Adviser or the Trust's principal underwriter), provided that the Investment Adviser believes that the quality of the transaction and the commission are comparable to what they would be with other qualified firms. In no instance, however, will portfolio securities be purchased from or sold to the Investment Adviser, the Trust's principal underwriter, or any affiliated person of either the Trust, the Investment Adviser, or the principal underwriter, acting as principal in the transaction, except to the extent permitted by the Securities and Exchange Commission; and

               (d) will maintain a policy and practice of conducting its investment advisory services hereunder independently of the commercial banking operations of its affiliates. When the Investment Adviser makes investment recommendations for a Fund, its investment advisory personnel will not inquire or take into consideration whether the issuer of securities proposed for purchase or sale for the Fund's account


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are customers of the commercial department of any of the Investment Adviser's affiliates. In dealing with commercial customers, the Investment Adviser's affiliates will not inquire or take into consideration whether securities of those customers are held by the Funds.

          5.   SERVICES NOT EXCLUSIVE.

               The services furnished by the Investment Adviser hereunder are deemed not to be exclusive, and the Investment Adviser shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby. To the extent that the purchase or sale of securities or other investments of the same issuer may be deemed by the Investment Adviser to be suitable for two or more accounts managed by the Investment Adviser, the available securities or investments may be allocated in a manner believed by the Investment Adviser to be equitable to each account. It is recognized that in some cases this procedure may adversely affect the price paid or received by a Fund or the size of the position obtainable for or disposed of by a Fund.

          6.   BOOKS AND RECORDS.

               In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Investment Adviser hereby agrees that all records which it maintains for each Fund are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust's request. The Investment Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.

          7.   EXPENSES.

               During the term of this Agreement, the Investment Adviser will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities, commodities and other investments (including brokerage commissions and other transaction charges, if any) purchased or sold for the Funds. In addition, if in any fiscal year the aggregate expenses of the Equity Fund, U.S. Government Securities Fund or Florida Tax-Exempt Fund (as defined under the securities regulations of any state having jurisdiction over such Fund) exceed the expense limitations of any such state, the Trust may deduct from the fees to be paid hereunder, or the Investment Adviser will bear, to the extent required by state law, that portion of the excess which bears the same relation to the total of such excess as the Investment Adviser's fee hereunder with respect to such Fund bears to the total fee otherwise payable for the fiscal year by the Trust pursuant to this Agreement and the administration agreement between the Trust and its administrator

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with respect to such Fund.  With respect to the other Funds, if in any fiscal year the aggregate expenses of any Fund (as defined under the securities regulations of any state having jurisdiction over such Fund) exceed the expense limitation of any such state, the Trust may deduct from the fees to be paid hereunder, or the Investment Adviser will bear, to the extent required by state law, that portion of the excess which bears the same relation to the total of such excess as the Investment Adviser's fees hereunder with respect to the Fund bears to the total fees otherwise payable with respect to such Fund for the fiscal year by the Trust hereunder and under the administration agreement between the Trust and its administrator. The Investment Adviser's obligation is not limited to the amount of its fees hereunder. Such deduction or payment, if any, will be estimated and accrued daily and paid on a monthly basis.

          8.   COMPENSATION.

               For the services provided and the expenses assumed pursuant to this Agreement, the Trust will pay the Investment Adviser, and the Investment Adviser will accept as full compensation therefor from the Trust, a fee, computed daily and payable monthly, at the following annual rates of the average daily net assets of each respective Fund as follows: Equity Fund -- 0.60%; Short-Term Fixed Income Fund -- 0.40%; U.S. Government Securities Fund -- 0.40%; Florida Tax-Exempt Fund -- 0.40%; Small Capitalization Fund -- 1.00%; Balanced Fund -- 0.60%; Managed Bond Fund -- 0.40%; International Equity Fund - 1.00%; Equity Value Fund - 0.60%; Prime Advantage Institutional Fund - 0.10%; and Treasury Advantage Institutional Fund - 0.10%. Such respective fee as is attributable to each Fund shall be a separate charge to such Fund and shall be the several (and not joint or joint and several) obligation of each such Fund. The fees payable by a Fund under this Section 8 for the period beginning on the date of this Agreement and ending on the date the shareholders of the Fund approve this Agreement shall be maintained in an interest-bearing escrow account until such time as such Fund's shareholders approve the payment to the Investment Adviser. If a Fund's shareholders do not approve the payment to the Investment Adviser of such fees for such period, the balance in the escrow account shall be paid to the Fund.

          9.   LIMITATION OF LIABILITY.

               The Investment Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the performance of this Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or negligence on the part of the Investment Adviser in the performance of its


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duties or from reckless disregard by it of its obligations and duties under this Agreement.

          10.  DURATION AND TERMINATION.

               This Agreement shall become effective as of the date hereof with respect to the Funds listed in Section 1(a) hereof, and with respect to any additional Fund, on the date of receipt by the Trust of notice from the Investment Adviser in accordance with Section 1(b) hereof that the Investment Adviser is willing to serve as investment adviser with respect to such Fund, provided that this Agreement (as supplemented by the terms specified in any notice and agreement pursuant to Section 1(b) hereof) shall have been approved by the shareholders of such additional Fund in accordance with the requirements of the 1940 Act. Unless sooner terminated as provided herein, this Agreement shall continue in effect until May 9, 1998 and, if approved by the shareholders of a Fund on or before such date, shall continue in effect as to that Fund for an additional period ending on November 30, 1998. Thereafter, if not terminated, this Agreement shall automatically continue in effect as to a particular Fund for successive annual periods ending on November 30, PROVIDED such continuance is specifically approved at least annually (a) by the vote of a majority of those members of the Trust's Board of Trustees who are not interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting such approval, and (b) by the Trust's Board of Trustees or by vote of a majority of the outstanding voting securities of such Fund. Notwithstanding the foregoing, this Agreement may be terminated as to any Fund at any time, without the payment of any penalty, by the Trust (by vote of the Trust's Board of Trustees or by vote of a majority of the outstanding voting securities of such Fund), or by the Investment Adviser, on sixty days' written notice.
This Agreement will immediately terminate in the event of its assignment.
(As used in this Agreement, the terms "majority of the outstanding voting securities," "interested persons" and "assignment" shall have the same meaning as such terms have in the 1940 Act.)

          11.  AMENDMENT OF THIS AGREEMENT.

               No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. No amendment of this Agreement shall be effective as to a particular Fund (in the case of the International Equity Fund, Equity Value Fund, Prime Advantage Institutional Fund and Treasury Advantage Institutional Fund, only to the extent required by the 1940 Act) until approved by vote of a majority of the outstanding voting securities of such Fund.


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          12.  MISCELLANEOUS.

               The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by New York law.

          13.  NAMES.

               The names "Emerald Funds" and "Trustees of Emerald Funds" refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under an Agreement and Declaration of Trust dated March 15, 1988, which is hereby referred to and a copy of which is on file at the office of the State Secretary of the Commonwealth of Massachusetts and at the principal office of the Trust. The obligations of "Emerald Funds" entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, shareholders, or representatives of the Trust personally, but bind only the Trust Property, and all persons dealing with any class of shares of the Trust must look solely to the Trust Property belonging to such class for the enforcement of any claims against the Trust.

          IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.


                              EMERALD FUNDS
Attest:                       (a Massachusetts business trust)


/s/ Jeffrey A. Dalke          By /s/ John G. Grimsley
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[Seal]


                              BARNETT CAPITAL ADVISORS, INC.
Attest:


                              By /s/ Jack A. Ablin
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[Seal]

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